ADDITIONAL EXHIBITS             Exhibit 99


             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                  FORM 11-K


           X                    ANNUAL REPORT PURSUANT TO SECTION 15 (d)
                                OF THE SECURITIES EXCHANGE ACT OF 1934
                                For the fiscal year ended December 31, 2000

                                                    OR

                                TRANSITION REPORT PURSUANT TO SECTION 15 (d)
                                OF THE SECURITIES EXCHANGE ACT OF 1934
                                For the transition period from        to

                      Commission File Number 1-10602

A. Full title of the plan and the address of the plan, if different from that of the issuer name below.

          The Bank of Louisville Employee Stock Ownership Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office.

          Mid-America Bancorp
          500 West Broadway
          Louisville, Kentucky 40202


                               REQUIRED INFORMATION

Financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA will be filed in paper, as permitted by Rule 101 (6) (3) of Regulation S-T within 180 days of the Plan's year-end (December 31, 2000).